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                                                                    Exhibit 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form F-1 of our report dated May 13, 2005 relating to the financial statements of Ztango, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
McLean, VA
December 6, 2005